EXHIBIT 23.7

Richard F. DeLong (P. Geo)

Principal & Environmental Manager

EM Strategies Inc.

1650 Meadow Wood Lane

Reno, NV 89502

CONSENT OF THIRD-PARTY QUALIFIED PERSON

I, Richard F. DeLong (P. Geo), in connection with the filing of Hycroft Mining Holding Corporation’s (i) post-effective amendment No. 1 to its registration statement on Form S-1 (No. 333-248516) and (ii) post-effective amendment No. 1 to its registration statement on Form S-1 (No. 333-2398400, and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statements”) consent to:

•	the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Registration Statements;

•	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statements and any such Technical Report; and

•	the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statements.

I am a qualified person responsible for authoring, and this consent pertains to, the following Sections of the Technical Report Summary:

•	Section 3.3: Environmental Matters
•	Section 3.4: Permits
•	Section 17: Environmental Studies, Permitting and Social or Community Impact
•	Corresponding Subsections of Section 1: Executive Summary
•	Corresponding Subsections of Section 22: Interpretation and Conclusions
•	Corresponding Subsections of Section 23: Recommendations

March 29, 2021

/s/ Richard F. DeLong (P.Geo)
Signature of Authorized Person

Richard F. DeLong (P.Geo)
Print name of Authorized Person